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                                                                     EXHIBIT 4.3

                              CERTIFICATE OF TRUST


     The undersigned, the trustees of BFC Capital Trust I, desiring to form a business trust pursuant to Delaware Business Trust Act, 12 Del. C. (S) 3810, hereby certify as follows:

(a) The name of the business trust being formed hereby (the "Trust") is BFC Capital Trust I."

(b) The name and business address of the trustee of the Trust which has its principal place of business in the State of Delaware is as follows:

          The Bank of New York (Delaware)
          23 White Clay Center
          Route 273
          Newark, Delaware 19711
          Attention: Corporate Trust Administration

(c)  This Certificate of Trust shall be effective as of the date of the filing.

          Dated:  January 28, 1997


                                    _____________________________
                                    Name:  David E. Rainbolt
                                    Title:  Regular Trustee

                                    _____________________________
                                    Name:  Joe T. Shockley, Jr.
                                    Title:  Regular Trustee

                                    _____________________________
                                    Name:  Randy P. Foraker
                                    Title:  Regular Trustee

                                    The Bank of New York (Delaware)

                                    By:_____________________________
                                          Name: ___________________
                                          Title:  Senior Trust Officer